UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 26, 2021

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii
(Address of principal executive offices)

96813
(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CPF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2021, the Board of Directors of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (the “Bank”) approved the following changes to the Company’s and the Bank’s leadership teams, all effective January 1, 2022. Mr. Arnold Martines, 57, the current Executive Vice President, Chief Banking Officer of the Company and the Bank will become President and Chief Operating Officer of the Company and the Bank. Ms. Catherine Ngo, the current President of the Company and President and Chief Executive Officer of the Bank will become Executive Vice Chair of the Boards of Directors of the Company and the Bank, and will continue as an Executive Committee officer of the Company and the Bank. Mr. David Morimoto, Executive Vice President and Chief Financial Officer of the Company and the Bank, will be elevated to Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Kevin Dahlstrom, the Executive Vice President and Chief Marketing Officer of the Company and the Bank, will become Executive Vice President and Chief Strategy Officer. Mr. Paul Yonamine will continue in his role as Chairman and Chief Executive Officer of the Company and Executive Chairman of the Bank.

Mr. Martines joined the Bank originally in 2004 and has held various positions with the Company and the Bank since that date, including serving as Executive Vice President and Chief Banking Officer since June 1, 2020; Group Executive Vice President, Revenue from May 2019 to May 2020 and Executive Vice President, Commercial Markets, from September 2016 to April, 2019. Mr. Martines serves as Chairman of Child and Family Service, and on the Board of Directors of the Aloha Council, Boy Scouts of America and the Chamber of Commerce of Hawaii and is a Trustee of the Saint Louis School.

The Company intends to file an amendment to this Form 8-K following determination of any material compensation changes for Messrs. Martines, Morimoto and Dahlstrom.

As previously disclosed, Mr. Martines’ wife, Thuy Nguyen-Martines, has been employed by the Bank since 2003 and currently holds the position of Senior Vice President and Senior Private Banking Manager, a non-executive officer position. In 2020, Ms. Nguyen-Martines’s total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $185,000. Ms. Nguyen-Martines participates in the Company’s general benefit plans available to all similarly situated employees. Her compensation is commensurate with that of her peers.

In addition, on October 26, 2021, Mr. Jonathan B. Kindred was appointed to the boards of directors of the Company and the Bank effective November 1, 2021. In connection with his appointment, the size of the Board of Directors of the Company and the Bank was expanded to twelve (12) directors. Mr. Kindred will also serve on the Company’s Audit Committee. Mr. Kindred will receive an annual retainer of $90,000 (prorated for his first year of service) consistent with amounts paid to all other non-employee members of the Company’s Board of Directors who are also not chairs of any of Board committees.

Mr. Kindred is currently Managing Member of KR Consulting LLC, a professional services consulting firm located in Lahaina, Hawaii. He previously worked for Morgan Stanley in a career spanning multiple roles in New York, London and Tokyo from 1983-2019. In his final position at Morgan Stanley, Mr. Kindred was President and Chief Executive Officer of both Morgan Stanley Japan Holdings Co., Ltd. and Morgan Stanley MUFG Securities Co., Ltd. from 2007 – 2019. During this time, he also served as a member of Morgan Stanley’s Management Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: November 1, 2021	/s/ David S. Morimoto
David S. Morimoto
Executive Vice President and Chief Financial Officer